Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON REVIEWS

2009 RESULTS, RECENT DEVELOPMENTS

CRANFORD, NJ, May 25, 2010 – Beacon Energy Holdings, Inc. (OTC Bulletin Board: BCOE - News), a producer of biodiesel from animal fats and secondary oils, today reviewed the company’s 2009 results and issued an update on its recent developments.

Beacon’s Annual Report on Form 10-K for 2009 indicated that its auditors have issued a qualified going concern opinion, meaning that in their opinion Beacon will not likely survive the next twelve months as a result of its liquidity crunch and a plant which is not operating or generating revenue or cash flow.  Beacon’s10-Q report for the quarter ended March 31, 2010 has not be filed yet and is presently on extension.

The report included, among other items, revenue, unit shipments, operating loss and EBITDA.

Beacon Energy Holdings, Inc.
Financial Highlights

	12 Months	12 Months
	ended	ended
	12/31/09	12/31/08 (a)

Gallons sold	2,360,638	4,908,711

Average selling price / gallon (b)	$2.68	$4.04

Revenues	$6,439,735	$19,879,791

Cost of sales	$7,880,942	$21,339,106

Operating loss	$(3,083,831)	$(3,678,735)

EBITDA (c)	$(2,295,042)	$(3,194,302)

Loss per share	$(0.11)	$(0.33)

Working capital	$(428,994)	$608,133

Debt	$1,650,000	$-

Stockholders' equity	$6,960,342	$9,933,317

(a) Beacon Texas facility acquired/operational starting 5/15/08.

(b) Average selling price excludes misc revenue (i.e. USDA grant, glycerin sales, etc.)

(c) EBITDA at operating loss line.

Beacon management believes the results reflect an industry and a company that are struggling to operate and survive.  Some of the underlying reasons are:

•	Prices of raw materials for the production of biodiesel, namely animal fats and soy bean oil, have risen substantially and stayed elevated for the last two years.

•	Diesel fuel selling prices have not risen sufficiently and have remained at levels where contribution margins necessary to operate successfully could not readily be achieved.

•
The Company has found little to no trade credit finance available at reasonable pricing to purchase feedstocks.  Almost all raw materials have to be paid for in advance before receipt. About a third of total accounts receivable from biodiesel sales result from the $1.00 per gallon tax credit and are not collected from the government until 60 days after the sale. This delay in collections places a hardship on all but the best capitalized biodiesel producers.

•
Since the purchase of its Cleburne, Texas Biodiesel Plant in May 2008, Beacon has tried unsuccessfully to obtain a working capital line of credit sufficient to secure the necessary raw materials on a prepaid basis.

Throughout the period, Beacon’s largest stockholder, Metalico, Inc. (NYSE AMEX: MEA) has supported Beacon financially with office, accounting, administrative and other support services in the aggregate amount of $630,000.  Metalico has written off Beacon’s payable as uncollectable in its 2009 financial statements, along with the remaining carrying value of its investment in Beacon.

Since inception, the biodiesel industry has relied on $1.00 per gallon federal tax credits for its viability. The tax credit expired on December 31, 2009 and has not yet been reinstated by Congress, so most plants in the U.S. remain out of service.

In March of 2010, Beacon idled the Cleburne plant and laid off substantially all of its workforce but not before taking preventative measures to preserve the integrity of the plant and equipment.

As part of the 2009 audit report, Beacon updated its appraisal of the plant on a going concern and replacement cost basis. The plant appraised at a low of $16 million to a high of $22 million.  The facility’s value is significantly reduced as an idled inoperative plant.

As a result of high feedstock costs, low biodiesel sale prices and insufficient working capital, Beacon has been unable to operate the plant near design capacity and therefore has always lost money.

The Company stated that most of the biodiesel plants constructed in the over the last three years remain idle.  Some never started up and while others never completed construction.

Carlos E. Agüero, Beacon’s chairman and president, said, “The principal reasons for Beacon’s problems lie with insufficient spread between raw material costs and diminished product selling prices, coupled with lack of acceptance of the fuel by consumers at large and very ineffective government support.”

He continued, “Since early this year we have been putting out feelers to the industry for an interested buyer of the plant but with no takers yet.  However, we have received a written offer for a merger which we are actively considering and negotiating, although I am unable to identify the potential merger partner at this time.

“The offer contains several conditions to closing, most important of which is reinstatement of the $1.00 per gallon federal tax credit. There are no signed agreements at this time and there is no guarantee that such transaction will be consummated.  We will continue to work on the existing offer and will also consider other offers, if any, that may be received.”

About Beacon Energy Holdings, Inc.

Beacon Energy Holdings, Inc. (OTCBB: BCOE - News) is engaged in the production and marketing of biodiesel.

Forward-looking Statements
This news release, and in particular its “Outlook and Update” section, contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as Beacon’s expectations with respect to its results of operations for the second quarter of 2010, commodity pricing, volumes, and trends.  These statements may contain terms like “expect,” “anticipate,” “believe,”  “should,” “appear,” “estimate” and other words that convey a similar meaning, or are statements that do not relate strictly to historical or current facts.  Forward-looking statements include statements with respect to Beacon’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Beacon’s control, and which may cause Beacon’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements.  Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  All statements other than statements of historical fact are statements that could be forward-looking statements.  Beacon assumes no obligation to update the information contained in this news release.

Contact:
Beacon Energy Holdings, Inc.
Carlos E. Agüero, 908-497-9990

Source: Beacon Energy Holdings, Inc.

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Non-GAAP Financial Information

Reconciliation of Non-GAAP EBITDA and Net Income

When the Company uses the term “EBITDA,” the Company is referring to earnings before interest, depreciation and amortization, loss on disposal of assets, interest and other income and impairment on equity investments and notes.  The Company presents EBITDA because it considers it an important supplemental measure of the Company’s performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Beacon’s industry.  The Company also uses EBITDA to determine its compliance with some of the covenants under its credit facility.  EBITDA is not a recognized term under generally accepted accounting principles in the United States “GAAP”, and has limitations as an analytical tool.  You should not consider it in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with GAAP.  Other companies in the Company’s industry may calculate EBITDA differently from how the Company does, limiting its usefulness as a comparative measure.  EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business.  The following table reconciles EBITDA to net income:

	Twelve Months Ended 2009	Twelve Months Ended 2008
	(Audited)

EBITDA	$(2,295,042)	$(3,194,302)
Less:
Depreciation and amortization	788,789	484,433

Interest expense	476,152	-

Loss on disposal of assets	191,518	-

Interest/ Other (Income)	(21,071)	(207,584)

Impairment on equity investment and notes	-	6,482,231

Net loss	$(3,730,430)	$(9,953,382)